Exhibit 5.3
February 4, 2009
Precision Drilling Trust
Suite 4200, 150 — 6 Avenue S.W.
Calgary, Alberta, Canada, T2P 3Y7
Ladies and Gentlemen:
We hereby consent to the reference to this firm under the caption “Interest of Experts” in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-156844) of Precision Drilling Trust.
Yours truly,
(Signed) Bennett Jones LLP
BENNETT JONES LLP